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                                                                      EXHIBIT 17


                       [LETTERHEAD OF JEROME GREENBERG]

June 16, 1998

Mr. Robert Wussler, Chairman
U.S. Digital Communications, Inc.
2 Wisconsin Circle, Suite 700
Chevy Chase, Maryland 20815

Dear Mr. Wussler,

Effective this date, I hereby resign as a Director of U.S. Digital Communications, Inc.

                              Yours truly,



                              /s/ Jerome Greenberg
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